SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-ACME CLEVELAND CORP.


          GABELLI FUNDS, INC.

               THE GABELLI ASSET FUND
                                 6/13/96          89,000             29.9300

          GABELLI ASSOCIATES LTD
                                 6/12/96            5,000              *DI

          GABELLI ASSOCIATES FUND
                                 6/25/96            2,500            29.8750
                                 6/24/96           18,300            29.8750
                                 6/21/96              500            29.8750




















(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NY STOCK EXCHANGE.
(2) PRICE EXCLUDES COMMISSION.
(*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.



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